UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC 20549

                             FORM 8-K/A
                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 9, 2001









                          EXOTICS.COM, INC.
       (Exact name of registrant as specified in its charter)

Nevada                   000-28525               87-0636386
-----------------------------------------------------------
(State of               (Commission        (I.R.S. Employer
Organization)           File Number)    Identification No.)
pre-merger)


209 Richmond St., El Segundo, CA  90245                    90245
----------------------------------------------------------------
(Address of principal executive offices)              (Zip Code)

                           (310) 205-6400
         Registrant's telephone number, including area code

                        Hardrock Mines, Inc.
  (Former Name and/or Former Address, if Changed Since Last Report)


ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

Pursuant to a Share Exchange Agreement (the "Agreement"), Exotics.com, Inc. (formerly Hardrock, Mines, Inc.), a Nevada corporation (the "Company"), acquired 100% of the outstanding shares of common stock ("Common Stock") of Exotics Acquisition Corp., a Nevada corporation, for a total of 7,742,000 shares. The Agreement was dated February 13, 2001, but the exchange was not completed until May 9, 2001.

Subsequently, the Company entered into a Share Purchase Agreement with Exotics.com, Inc., a Delaware corporation ("Exotics.com-Delaware"), pursuant to which the Company would acquire up to 100% of all the outstanding shares of common stock of Exotics.com-Delaware. Through the Share Purchase Agreement, the Company agreed to exchange an aggregate of 8,241,762 shares of its common stock for shares of capital stock of Exotics-Delaware at a ratio of two shares of the Company's stock for three shares of Exotics-Delaware's stock. This Share Purchase Agreement was entered into in March, 2001, but was not finalized until the closing on July 10, 2001 at which time a total of 90.15% of the shares of Exotics.com-Delaware were purchased by the issuance 6,928,308 shares of the Company's common stock.

The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock (the only class of shares previously issued by the Company) at July 12, 2001 by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, and
(ii) all directors and executive officers of the Company as a group, prior to and upon closing of the Share Purchase Agreement. Each person named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.

Beneficial Holdings of Owners of 5% or more the Company's common stock:

Title of    Name/Address             Shares        Percentage
Class       of Owner                 Beneficially  Ownership
                                     Owned
Common      Gary Thomas              6,257,324     39.56%
Common      Total ownership of       6,257,324     39.56%
            owners of 5% or more

Beneficial Holdings of Officer and Directors (prior to and upon closing of the Share Purchase Agreement):

Title of    Name/Address             Shares        Percentage
Class       of Owner                 Beneficially  Ownership
                                     Owned
Common      Firoz Jinnah             0             *
Common      Total ownership of       0             *
            officers and directors
            (1 individual)

-----------------------------------------
* Denotes less than 1%

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

Pursuant to a Share Exchange Agreement, the Company acquired 100% of the issued and outstanding shares of common stock (Common Stock) of Exotics Acquisition Corp. from all of the shareholders, in exchange for a total of 7,742,000 shares of common stock. No material relationship exists between the selling shareholders of Exotics Acquisition Corp. or any of its affiliates, any director or officer, or any associate of any such director or officer of Exotics
Acquisition Corp. and the Company. The consideration exchanged pursuant to the Agreement was negotiated between Exotics Acquisition Corp. and the Company in an arm's-length transaction.

Pursuant to a Share Purchase Agreement, the Company exchanged 6,928,308 shares of its common stock for shares of capital stock of Exotics.com, Inc., a corporation organized under the laws of the State of Delaware, (the "Exotics-Delaware"). The exchange ratio was two shares of the Company's stock for three shares of Exotics-Delaware's stock. This Share Purchase Agreement was entered into in March, 2001, but was not finalized until the closing on July 10, 2001 at which time a total of 90.15% of the shares of Exotics.com-Delaware were purchased by the issuance 6,928,308 shares of the Company's common stock.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Company's principal accountant, Anderson, Anderson & Strong, LLC was dismissed as of July 24, 2001. The principal accountant's report on the financial statements for the two most recent fiscal years was modified as to uncertainty that the Company will continue as a going concern. The decision to change accountants was approved by the board of directors.

There were no disagreements during the registrant's two most recent fiscal years and the subsequent interim period through July 24, 2001 (date of dismissal) with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused it to make reference to the subject matter of the disagreement(s) in connection with this report.

A new accountant has been engaged as the principal accountant to audit the issuer's financial statements. The new accountant is Merdinger, Fruchter, Rosen & Corso, P.C. and was engaged as of July 24, 2001. Neither the Company nor anyone acting on its behalf consulted the new accountant regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the small business issuer's financial statements, as part of the process of deciding as to the accounting, auditing or financial reporting issue.

The Company has provided the former accountant with a copy of the disclosures it is making in response to this Item. The Company has requested the former accountant to furnish a letter addressed to the Commission stating that it agrees with the statements made by the Company. The Company has filed the letter as an exhibit to this registration statement containing this disclosure.

ITEM 5.   OTHER

On May 9, 2001, the Company appointed Mr. Firoz Jinnah to act as President, Secretary, Treasurer and Director upon his written consent to act in such positions, effective immediately. On May 9, 2001, the Company accepted the resignations of Ryan Christison and Denise Christison effective immediately.

ITEM 7.   FINANCIAL  STATEMENTS, PRO FORMA FINANCIAL INFORMATION  AND
          EXHIBITS

     a) The Audited Financial Statements for the period ended December 31, 2000 and 1999 for Exotics.com, Inc. (Delaware) will be filed on an amended Form 8-K on or before September 24, 2001.

     b) The pro-forma financial statements, which serve to state the results of 2000 as if the two companies had combined operations during 2000 will filed on an amended Form 8-K on or before September 24, 2001.

     16   Letter re: Change in Accountants

EXHIBITS
                          EXOTICS.COM, INC.

                        FINANCIAL STATEMENTS

                     DECEMBER 31, 2000 AND 1999
                          EXOTICS.COM, INC.
                        FINANCIAL STATEMENTS

                                INDEX


                                                         PAGE

INDEPENDENT AUDITORS' REPORT                                 F2

BALANCE SHEETS                                               F3

STATEMENTS OF OPERATIONS                                     F4

STATEMENT OF STOCKHOLDERS' DEFICIENCY                        F5

STATEMENTS OF CASH FLOWS                                F6 - F7

NOTES TO FINANCIAL STATEMENTS                         F8 -  F19







                               - F1 -






                    INDEPENDENT AUDITORS' REPORT


TO THE BOARD OF DIRECTORS OF
 EXOTICS.COM, INC.
We have audited the accompanying balance sheets of Exotics.com, Inc. as of December 31, 2000 and 1999, and the related statements of operations, stockholders' deficiency and cash flows for the years then ended. These financials statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Exotics.com, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 2 to the accompanying financial statements, the Company has no established source of revenue, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                         MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                         Certified Public Accountants

Los Angeles, California
September 21, 2001


                               - F2 -



                          EXOTICS.COM, INC.
                           BALANCE SHEETS

                                                         December 31,
                                                     -----------------
                                                      2000             1999
        ASSETS                                     --------        ----------
CURRENT ASSETS
   Cash and cash equivalents                    $          -      $   12,262
   Accounts receivable, net of allowance
     for doubtful accounts of $36,911 and
     $50,281                                          85,650          97,583
   Due from related party                              5,467           8,701
                                                 -----------        --------
       Total Current Assets                           91,117         118,546

PROPERTY AND EQUIPMENT,
 net of depreciation of $6,982 and $1,191             21,973          27,764

WEBSITE DEVELOPMENT COSTS,
 net of amortization of $108,488 and $30,374         365,164         120,233

OTHER ASSETS                                          34,794          34,779
                                                 -----------        --------
      TOTAL ASSETS                              $    513,048      $  301,322
                                                 ===========        ========
         LIABILITIES   AND  STOCKHOLDERS'
DEFICIENCY
CURRENT LIABILITIES
   Bank overdraft                               $     50,328      $        -
   Accounts payable and accrued expense              532,509          40,019
   Capitalized leases payable                         10,214           7,088
   Deferred revenue                                   25,881          25,881
   Loans payable                                     100,000         119,743
   Due to related party                              803,221         299,400
                                                 -----------        --------
      Total Current Liabilities                    1,522,153         492,131

   Deferred revenue, long-term                       181,164         207,044

   Capitalized leases, long-term                       9,237          19,451
                                                 -----------        --------
      TOTAL LIABILITIES                            1,712,554         718,626
                                                 -----------        --------
Commitments and Contingencies                              -               -

STOCKHOLDERS' EQUITY DEFICIENCY
   Common stock, $0.0001 par value;
    100,000,000 shares authorized;
     11,687,866 and 10,913,983 shares
     issued and outstanding                            1,169           1,091
   Additional paid-in capital                        852,288         388,186
    Accumulated deficit                          (2,052,963)       (806,581)
                                                 -----------        --------
        Total Stockholders' Deficiency           (1,199,506)       (417,304)
                                                 -----------        --------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY  $    513,048      $  301,322
                                                 ===========        ========

The accompanying notes are an integral part of the financial statements.
                               - F3 -

                          EXOTICS.COM, INC.
                      STATEMENTS OF OPERATIONS

                                                     December 31,
                                               ------------------------
                                                 2000             1999

REVENUE                                     $     470,202        $  272,318

COST OF SALES                                     259,246           251,844
                                            -------------       -----------
GROSS PROFIT                                      210,956            20,474
                                            -------------       -----------
OPERATING EXPENSES
  Salaries and employee benefits                  591,158           363,935
  Professional and other consulting fees          333,131           156,498
  Other general and administrative expenses       425,565           262,427
                                            -------------       -----------
  Total operating expenses                      1,349,854           782,860
                                            -------------       -----------

LOSS FROM OPERATIONS                          (1,138,898)         (762,386)
                                            -------------       -----------
OTHER INCOME (EXPENSE)
  Interest expense                               (98,815)           (7,015)
  Other expense                                   (8,669)                 -
                                            -------------       -----------
    Total other income (expense)                (107,484)           (7,015)
                                            -------------       -----------
LOSS BEFORE PROVISION
 FOR INCOME TAXES                             (1,246,382)         (769,401)

PROVISION FOR INCOME TAXES                              -                 -
                                            -------------       -----------
NET LOSS                                    $ (1,246,382)       $ (769,401)
                                            =============       ===========
NET LOSS PER COMMON SHARE

  Basic and diluted                         $  (    0.11)        $ (  0.07)
                                            =============       ===========









The accompanying notes are an integral part of the financial statements.

                               - F4 -



                                EXOTICS.COM, INC.
                      STATEMENT OF STOCKHOLDERS' DEFICIENCY

                                                              Additional                        Total
                                        Common Stock            Paid-in     Accumulated     Stockholders'
                                    Shares        Amount        Capital       Deficit        Deficiency
Balance at January 1, 1999          -------     ----------      -------     -----------      -----------
 adjusted to reflect
 outstanding shares of Exotics     10,000,000  $      1,000   $     (1,723)  $    (37,180)   $      (37,903)

Issuance of shares for cash,
 giving effect to a
  100:1 stock split                   811,000            81         299,919              -           300,000



Issuance of shares for cash           102,983            10          99,990              -           100,000

Offering costs                              -             -        (10,000)              -        (  10,000)

Net loss                                    -             -               -      (769,401)         (769,401)
                                   ----------      --------       ---------     ----------       -----------
Balance at December 31, 1999       10,913,983         1,091         388,186      (806,581)         (417,304)

Issuance of common stock for
 cash                                 557,663            56         515,694              -           515,750

Offering costs                              -             -        (51,570)              -        (  51,570)

Issuance of common stock for
 offering costs                       216,220            22        (    22)              -                 -

Net loss                                                                       (1,246,382)       (1,246,382)
                                   ----------      --------       ---------    -----------       -----------
Balance at December 31, 2000       11,687,866  $      1,169   $     852,288  $ (2,052,963)   $   (1,199,506)
                                   ==========      ========       =========    ===========       ===========

The accompanying notes are an integral part of the financial statements.


                                     - F5 -

                        EXOTICS.COM, INC.
                     STATEMENT OF CASH FLOWS

                                                  December 31,
                                            ------------------------
                                               2000          1999
                                             --------      --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                 $(1,246,382)   $  (769,401)
  Depreciation and amortization                  83,905         31,565
  Website development costs                   (108,000)              -
  Bad debt expense                             (13,371)         50,281
  Adjustments to reconcile net loss to
   net cash used in operating activities:
  Increase in accounts receivable                25,304          4,467
  Increase in due from related party              3,234        (8,701)
  Increase in other assets                         (15)       (34,779)
  Increase in accounts payable and
   accrued expenses                             492,490         39,209
  Increase in deferred revenue                 (25,880)        232,925
  Increase in due to related party                    -         73,500
                                           ------------   ------------
Net cash used in operating activities         (788,715)      (380,934)
                                           ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                  -       (28,955)
  Website development costs                   (215,045)      (116,082)
                                           ------------   ------------
Net cash used in operating activities         (215,045)      (145,037)
                                           ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase in bank overdraft                     50,328              -
  Increase in due to related party              503,821              -
  Capital lease payable, net of payments        (7,088)         26,539
  Increase in notes payable                    (19,743)        119,743
  Issuance of common stock for cash             515,750        400,000
  Offering costs                               (51,570)       (10,000)
                                           ------------   ------------
Net cash provided by financial activities       991,498        536,282
                                           ------------   ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS      (12,262)         10,311

CASH AND CASH EQUIVALENTS - BEGINNING            12,262          1,951
                                           ------------   ------------
CASH AND CASH EQUIVALENTS - ENDING         $          -     $   12,262
                                           ============   ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

CASH PAID DURING THE YEAR
  Interest expense                         $          -     $        -
                                           ============   ============
  Income taxes                             $          -     $        -
                                           ============   ============

The accompanying notes are an integral part of the financial statements.
                             - F6 -



                        EXOTICS.COM, INC.
               STATEMENT OF CASH FLOWS (Continued)




NON-CASH INVESTING AND FINANCING ACTIVITY

For the year ended December 31, 2000
------------------------------------
During  the year ended December 31, 1999, the Company capitalized
$108,000 of payroll relating to website development costs.

During the year ended December 31, 2000, the Company incurred offering costs totaling $198,000 relating to the issuance of 557,663 shares of common stock. These costs were paid by issuing
216,220  shares of the Company's common stock.










The accompanying notes are an integral part of the financial statements.

                             - F7 -




                        EXOTICS.COM, INC.
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2000 AND 1999

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          Basis of Presentation
          ---------------------
          The   accompanying  financial  statements  include  the
          accounts   of  Exotics.com,  Inc.  (the  "Company"   or
          "Exotics"), organized under the laws of the State of Delaware on May 25, 1999.

          On June 25, 1999, the Company acquired 100% of Exotics-USA, LLC ("Exotics-USA"), a limited liability company formed under the laws of the State of Georgia. This acquisition was effected through the exchange of 100,000 shares of the Company's common stock for 100% of the members' interest in Exotics-USA and represented control of the Company immediately before and after the exchange of shares.

          This merger transaction has been accounted for in the financial statements as a reverse acquisition. As a result of this transaction, the former members of Exotics-USA acquired or exercised control over a majority of the shares of the Company. Accordingly, the transaction has been treated for accounting purposes as a recapitalization of Exotics-USA; therefore, these financial statements represent a continuation of Exotics-USA, not the Company, the legal survivor. Because the historical financial statements are presented in this manner, proforma financial statements are not required.

         In accounting for this transaction:

         i.)  Exotics-USA  is  deemed  to be  the  purchaser  and
               surviving company for accounting purposes. Accordingly, its net assets are included in the balance sheet at their historical book values.

         ii.) Control  of the net assets and business of Exotics-
               USA was acquired effective on June 25, 1999 (the "Effective Date"). This transaction has been accounted for as a purchase of the assets and liabilities of the Company by Exotics-USA.

          Line of Business
          ----------------
          The Company is developing two business segments:

          1.)     A  licensor of the largest selection  of  adult
            entertainment and exotic-related services on the internet; and

          2.)     Bringing the ultimate to those who seek comfort
            and luxury in daily life by providing luxury goods and services through the internet specifically tailored to the distinguished audience of affluent men and women who appreciate the finer things in life and have the resources to enjoy them. Our selective categories include luxury automobiles, magnificent estates, spectacular yachts, exotic travel, five-star restaurants, premier golf courses and fine gifts, wines and accessories. (As of December 31, 2000, this website is not yet live)
                             - F8 -



                        EXOTICS.COM, INC.
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2000 AND 1999

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Use of Estimates
          ----------------
         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. Actual results could differ from those estimates.

          Revenue Recognition
          -------------------
         The Company's main source of revenue is derived from monthly license fees from license contracts with licensees for the use of the Exotics-USA website to advertise adult related services within the licensee's territory. A initial fee is charged to each licensee and deferred over the license contract. Monthly license fees, which consist primarily of website hosting and content changes are recognized in the month the fees and services are performed. Revenue from national and pop-up banner advertising is recognized in the period the advertising is displayed.

          Cash and Cash Equivalents
          -------------------------
          The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

          Concentration of Credit Risk
          ----------------------------
          The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may have exceeded FDIC insured levels at various times during the year. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

          Fair Value of Financial Instruments
          -----------------------------------
          The carrying value of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, loans payable approximates fair value due to the relatively short maturity of these instruments. The fair value of long-term payables was determined based upon interest rates currently available to the Company for borrowings with similar terms. The fair value of long-term borrowings approximates their carrying amounts as of December 31, 2000 and 1999.

          Property and Equipment
          ----------------------
          Property and equipment is stated at cost. Depreciation is computed using the straight-line method based upon the estimated useful lives of the various classes of assets. Maintenance and repairs are charged to expense as incurred.

                             - F9 -



                        EXOTICS.COM, INC.
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2000 AND 1999

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Website Development Costs
          -------------------------
         Website development costs are stated at cost. Amortization is computed using the straight-line method over a period of five years. Should events or circumstances occur subsequent to the acquisition of a business which bring into question the realizable value or impairment of the related Website development costs, the Company will evaluate the remaining useful life and balance of goodwill and make adjustments, if required. The Company's principal consideration in determining impairment includes the strategic benefit to the Company of the particular assets as measured by undiscounted current and expected future operating income of that specified groups of assets and expected undiscounted future cash flows. Should an impairment be identified, a loss would be reported to the extent that the carrying value of the related website exceeds the fair value of the Website development costs as determined by valuation techniques available in the circumstances.

          Income Taxes
          ------------
         Income taxes are provided for based on the liability method of accounting pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". The liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amount of assets and liabilities and their tax basis.

          Advertising Costs
          -----------------
         Advertising costs are expensed as incurred and included in selling, general and administrative expenses. For the years ended December 31, 2000 and 1999, advertising expense amounted to $15,919 and $14,734, respectively.

           Long-Lived Assets
          ------------------
         SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company has adopted this statement and determined an impairment loss needed to be recognized for applicable assets of continuing operations.

          Deferred revenue
          ----------------
         Deferred license fee revenue represents the amount paid by the licensee for the exclusive right to sell local adult related advertising located within a certain agreed upon territory. The deferred license fee revenue is being amortized over the life of the license agreements, which are ten years in duration.


                             - F10 -



                        EXOTICS.COM, INC.
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2000 AND 1999

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Offering Costs
          --------------
         Offering costs consist primarily of commissions paid relating to additional equity financing.. These costs are charged against the proceeds of the sale of common stock in the periods in which they occur.

          Stock-Based Compensation
          ------------------------
         SFAS No. 123, "Accounting for Stock-Based Compensation", encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. For stock options issued to non-employees, the issuance of stock options is accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Compensation expense is recognized in the financial statements for stock options granted to non-employees in the period in which the consideration is obtained from the non-employee.

          Loss Per Share
          --------------
         SFAS No. 128, "Earnings Per Share" requires presentation of basic loss per share ("Basic LPS") and diluted loss per share ("Diluted LPS"). The computation of basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted LPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on losses.

          The shares used in the computation of loss per share were as follows:

                                             December 31,
                                           -----------------
                                           2000         1999
                                        ---------     ---------
         Basic and diluted              11,357,000    10,359,000
                                       ===========    ==========

          Comprehensive Income
          --------------------
         SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of December 31, 2000 and
         1999, the Company has no items that represent comprehensive income; therefore, has not included a schedule of comprehensive income in the financial statements.

                             - F11 -




                        EXOTICS.COM, INC.
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2000 AND 1999

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          Segment Disclosure
          ------------------
          SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information" was issued, which changes the way public companies report information about segments. SFAS No. 131, which is based on the selected segment information, requires quarterly and entity-wide disclosures about products and services, major customers, and the material countries in which the entity holds assets and reports revenues. The Company has adopted SFAS No. 131 as of December 31, 1999.

          Computer Software Costs
          -----------------------
          The American Institute of Certified Public Accountants' Executive Committee issued Statement of Position Number 98-1 (SOP 98-1), "Accounting for the Cost of Computer Software Developed or Obtained for Internal Use". SOP 98-1 is effective for fiscal years beginning after December 15, 1998. The Company has adopted SOP 98-1 as of January 1, 1999.

          Recent Accounting Pronouncements
          --------------------------------
          On June 29, 2001, SFAS No. 141, "Business Combinations", was approved by the Financial Accounting Standards Board ("FASB"). SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Goodwill and certain intangible assets will remain on the balance sheet and not be amortized. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets must be tested for impairment, and write-downs may be necessary. The Company is required to implement SFAS No. 141 on January 1, 2002 and it has not determined the impact, if any, that this statement will have on its financial position or results of operations.

          On June 29, 2001, SFAS No. 142, "Goodwill and Other Intangible Assets", was approved by the FASB. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of this statement. The Company is required to implement SFAS No. 142 on January 1, 2002 and it has not determined that impact, if any, that this statement will have on its financial position or results of operations

NOTE 2 -  GOING CONCERN

         The accompanying financial in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As of December 31, 2000, the Company's has a working capital deficit of $1,431,036 and has incurred substantial losses for the years ended December 31, 2000 and 1999, totaling $1,246,382 and $769,401, respectively.


                             - F12 -



                        EXOTICS.COM, INC.
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2000 AND 1999

NOTE 2 -  GOING CONCERN (Continued)

         The Company as of December 31, 2000 was seeking to merge with a publicly traded entity and subsequent to year had a reverse merger with a company listed on NASDAQ's over-the-counter bulletin board ("OTCBB") (see
         Note 10).

         The Company is also seeking additional equity financing. There can be no assurances that sufficient financing will be available on terms acceptable to the Company or at all. If the Company is unable to obtain such financing, the Company will be forced to scale back operations, which could have an adverse effect on the Company's financial condition and results of operation. These factors raise substantial doubt about the Company's ability to continue as a going concern.

         Management  believes that actions presently being  taken
         to   revise   the  Company's  operating  and   financial
         requirements provide the opportunity for the Company to continue as a going concern.

NOTE 3 -  RELATED PARTY TRANSACTIONS

          The Company has related party transactions with several
          officers,  directors  and other related  parties.   The
          following summarizes related party receivables and payables as of:

          Due from Related Parties
          ------------------------
         As of December 31, 2000 and 1999, the Company had a receivable due from an officer totaling $5,467 and $8,701, respectively, which is non-interest bearing and due upon demand. These amounts represent travel advances to the Company's Chief Executive Officer.

          Due to Related Parties
          ----------------------
                                              December 31,
                                           ------------------
                                            2000         1999
                                          -------      --------
           (a) Due to shareholder          $ 149,700    $ 149,700
           (b) Due to Former Shareholder     149,700      149,700
           (c) Due to shareholder             54,997            -
           (d) St. George Capital Corp.      333,824            -
           (e) Due to shareholder            115,000            -
                                          ----------    ---------
          Total Due to Related Parties     $ 803,221    $ 299,400
                                          ==========    =========
         (a) As of December 31, 2000 and 1999, the Company had a payable due to a shareholder and the Company's chief executive officer, totaling $149,700 and $149,700, respectively, which is non-interesting bearing and payable upon demand. These amounts represent accrued consulting fees owed by the Company to the shareholder.

         (b) As of December 31, 2000 and 1999, the Company had a payable due to a former shareholder, totaling $149,700 and $149,700, respectively, which is non-interesting bearing and payable upon demand. These amounts represent accrued consulting fees owed by the Company to the former shareholder.

                             - F13 -


                        EXOTICS.COM, INC.
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2000 AND 1999

NOTE 3 -  RELATED PARTY TRANSACTIONS (Continued)

          Due to Related Parties (continued)
          ----------------------------------
          (c) As of December 31, 2000, a shareholder and the Company's chief executive officer of the Company advanced $54,997 for working capital purposes. This amount is non-interesting bearing and due upon demand.

          (d) As of December 31, 2000, the Company had a payable due to St. George Capital Corp. ("ST. George"), a shareholder, totaling $333,824. This payable represents advances drawn down on an eighteen month Master Promissory Note ("the Note"). The Note allows for the Company to draw a maximum of $400,000 bearing interest at the rate of 12% per annum with interest and principal due on October 31, 2001. On December 1, 2000, the Company refinanced $200,000 of this note to bear interest at the rate of 10% per annum with interest and principal due on May 31, 2001. (see Note 10 for default) As consideration for the refinancing, the Company pledged its URL domain name, trademark names, all unsecured assets and all leases and contracts between the Company and its clients.

            St. George also has an agreement dated December 8, 1999 to raise up to $2,000,000 in equity and debt financing on a best efforts basis in consideration for cash commissions of 10% of the proceeds received by the company and up to 3,603,666 shares of its common stock in four tranches within 150 days of the date of the agreements. (see Note 8)

          (e) As of December 31, 2000, the Company had a payable due to PTC Finance Ltd. ("PTC") totaling $115,000. This payable represents advances drawn down on a Promissory Note ("Note II"). Note II allows for the Company to draw a maximum of $200,000 bearing interest at the rate of 12% per annum with interest and principal due on October 31, 2001.

          The following summarizes other material related party transactions:

          Related licensees
          -----------------

          The Company has 16 licensees of which 2 are owned and operated by related parties as follows:

               a)   LA Exotics is partially owned by a
                    shareholder and the Company's chief executive officer; and
               b) A member of Red Rock, LLC, and a shareholder of the Company owns New York Exotics.

                             - F14 -



                        EXOTICS.COM, INC.
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2000 AND 1999

NOTE 4 -  PROPERTY AND EQUIPMENT

          Property and equipment is summarized as follows:

                                              December 31,
                                            ----------------
                                           2000         1999
                                          -------     --------
          Computer and other Equipment    $ 28,955      $ 28,955
          Less: Accumulated Depreciation   (6,982)       (1,191)
          Depreciation
                                         ---------     ---------
          Property and Equipment, net     $ 21,973      $ 27,764
                                         =========     =========

          Depreciation expense for the years ended December 31, 2000 and 1999 was $5,791 and $1,191, respectively.

NOTE 5 -  WEBSITE DEVELOPMENT COSTS

          Website development costs consist of costs related to the design, creation, and maintenance of a website, configuration of hardware and software, post-production support and training. The Company has capitalized these costs in accordance with Financial Accounting Standards Board EITF 00-2. Total website development costs capitalized as of December 31, 2000 and 1999 were $473,652 and $150,607, respectively.

          As of December 31, 2000 and 1999, amortization expense totaled $78,114 and 30,374, respectively.

NOTE 6 -  DEFERRED REVENUE

          Deferred revenue represents deferred license fee revenue consisting of the amounts paid by the licensee for the exclusive right to sell local adult related advertising located within a certain agreed upon territory.

          As of December 31, 1999, the Company had license fees relating to these rights totaling $258,805 of which $232,925 has been deferred. The deferred license fee revenue is being amortized over the life of the license agreements, which are ten years in duration. The Company did not enter into any new license agreements during the year ended December 31, 2000.




                             - F15 -




                        EXOTICS.COM, INC.
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2000 AND 1999

NOTE 7 -  NOTES PAYABLE

          Notes payable consisted of the following as of:


                                            December 31,
                                       -----------------------
                                         2000          1999
                                      ---------     ---------
           (a) Venture Bridge L.P.     $ 100,000       $       -
           (a) E. Scott Crist                  -         100,000
           (b) Softrade Parners, LLC           -          19,743
                                      ----------      ----------
          Total Notes Payable          $ 100,000       $ 119,743
                                      ==========      ==========

         (a) As of December 31, 1999, the Company had a note payable to E. Scott Crist ("Crist") totaling $100,000 bearing interest at the rate of 12% per annum, due on April 1, 2000. As consideration for the note, the Company issued warrants to purchase 100,000 shares of the Company's Common Stock for a purchase price of $0.925 per share.

           On   April  1,  2000,  the  Company  entered  into  an
           assignment agreement with E.S. Crist and Venture Bridge L.P. ("Venture") where the note payable to Christ was assigned to Venture and concurrently, Venture agreed to an extension of the note for sixty days or June 1, 2001. As a result, Venture becomes the holder of the note. As additional consideration for the assignment of the note and the extension of the payment terms of the original note, venture received warrants to purchase 100,000 shares of the Company's common stock exercisable at $0.925 per warrant.

           On June 7, 2000, the Company entered into an agreement with Venture to extend the note for another sixty days to August 1, 2001. As consideration for the extension of the payment terms of the note, Venture received additional warrants to purchase another 100,000 shares of the Company's common stock exercisable at $0.925 per warrant. The Company also agreed to make a payment of $20,000 on or prior to June 15, 2001.

           Subsequently, the Company agreed to modify the terms and issue additional warrants to purchase another 50,000 shares of the Company's common stock, a 150,000 shares in total, exercisable at $0.925 per warrant. The note was payable in full, interest and principal on August 1, 2000. As of December 31, 2000, this note is in default.

          (b) As of December 31, 1999, the Company has a note payable to Softrade Parners, LLC totaling $19,743 bearing interest at the rate of 10% per annum. This note was repaid during the year ended December 31, 2000.

                             - F16 -



                        EXOTICS.COM, INC.
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2000 AND 1999

NOTE 8 -  COMMITMENTS AND CONTINGENCIES

          a) The Company's future minimum annual aggregate rental payments required under operating and capital leases that have initial or remaining non-cancelable lease terms in excess of one year are as follows:


                                                 Operating     Capital
                                                   Leases      Leases
                                                  --------    --------
          2001                                    $ 110,346    $  15,816
          2002                                      113,070       10,609
          2003                                      115,788            -
          2004                                       58,572            -
                                                  ---------    ---------
          Total Minimum Lease Payments            $ 397,776       26,425
                                                  =========
          Less: Amounts Representing Interest                    (6,974)
                                                               ---------
          Present Value of Future Minimum
           Lease Payments                                         19,451
          Less: Current Maturities                              (10,214)
                                                               ---------
          Total                                                $   9,237
                                                               =========

          Rent  expense under operating leases for the year ended
          December  31,  2000 and 1999 was $126,376 and  $37,790,
          respectively.

NOTE 9 -  COMMON STOCK

          Common stock
          ------------
         As of December 31, 2000, the aggregate number of shares of common stock that the Company has authority to issue is 100,000,000 shares at a par value of $0.0001. As of December 31, 2000 and 1999, 11,687,866 and 10,913,983
         shares were issued.

         Effective October 27, 1999, the Company approved an increase in the corporation's authorized capital stock from 1,000,000 common shares with a par value of $.01 to 100,000,000 common shares with a par value of $.0001. Concurrently, the Company implemented a stock split whereby each outstanding share of common stock was subject to a 100:1 stock split.




                             - F17 -



                        EXOTICS.COM, INC.
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2000 AND 1999

NOTE 9 -  COMMON STOCK (Continued)

          Issuance's of common stock
          --------------------------

         During June 1999, the Company issued 811,100 shares of common stock, giving effect to the 100 for 1 stock split, to Red Rock, LLC ("Red Rock") for a purchase price of $300,000. This issuance represented 7.5% of the Company's common stock. As consideration, the Company entered into an option agreement with Red Rock, whereby they shall have the option to purchase up to an additional 7.5% of the Company's common stock, if the Company conducts an Initial Public Offerring.

         During December 1999, the Company issued 102,983 shares of common stock for a purchase price of $100,000.

         During the year ended December 31, 2000, the Company issued 557,663 shares of common stock for a purchase price of $515,750 under a private placement memorandum dated April 2000 .

         During December 2000, the Company issued 216,220 shares of common stock valued at $198,000 as consideration for offerring costs.

NOTE 10 - STOCK WARRANTS

          Warrants consisted of the following as of:


                                              December 31,
                                          --------------------
                                           2000           1999
                                         --------       --------
          E. Scott Crist                   100,000         100,000
          Venture Bridge L.P.              250,000               -
                                         ---------       ---------
            Total Outstanding Warrants     350,000         100,000
          Warrants
                                         =========       =========

         On November 30, 1999, the Company entered into a note with Crist (see Note 6a) totaling $100,000 and warrants to purchase 100,000 shares of the Company's common stock. The warrants were exercisable at $0.925 and are scheduled to expire on November 30, 2009. On April 1, 2000, the Company, Crist and Venture entered into an assignment agreement transferring the note to Venture, and extending the note for 60 days (see Note 6a). As consideration, the Company agreed to issue to Venture warrants to purchase 100,000 shares of Common Stock on the same terms and conditions as the original warrants. During June, 2000, the Company and Venture entered into an agreement to extend the term of the original note an additional 60 days in exchange for 100,000 additional warrants and a payment of $20,000.

                             - F18 -


                        EXOTICS.COM, INC.
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2000 AND 1999

NOTE 10 - STOCK WARRANTS (Continued)

         During July, 2000, the Company and Venture agreed to modify the terms of the extension to provide that the sole consideration for the Extension shall be 150,000 warrants at the same terms and conditions as the original warrants. As of December 31,2000, Venture had warrants to purchase a total of 250,000 shares of Common Stock. No warrants have been exercised have been exercised as of December 31, 2000 and 1999.

NOTE 11 - STOCK OPTIONS

          Stock options consisted of the following as of:

                                                               December 31,
                                                            ------------------
                                                            2000         1999
                                                           -------      -------
          (a) Shareholder and Chief Executive Officer       405,405       405,405
          (a) Shareholder and former officer                405,405       405,405
          (b) Employees and others                          270,000             -
          (b) Chief Operating Officer                       100,000             -
                                                          ---------      --------
             Total Outstanding Options                    1,180,810       810,810
                                                          =========      ========

          (a) Stock Option Agreement
              ----------------------

         During 1999 the Company entered into option agreements with a shareholder and its Chief Executive Officer, and a shareholder and former officer of the Company to issue options to purchase 405,405 shares respectively, of the Company's common stock as consideration for extending payment terms of unpaid services. The options vest immediately and are exercisable at $0.37 per share, any time on or prior to the fifth anniversary of the agreement.

          (b) Stock Incentive Stock Option Plan
              ---------------------------------

         During 2000, the Company adopted a Stock Incentive Stock Option Plan ("the plan"). Under terms of the plan, selected employees, non-employee members of the Board or the board of directors, Parent or Subsidiary and consultants and other independent advisors in the service of the Company may be granted options to purchase the Company's common stock at terms specified in a grant notice. Options become exercisable in one or more installments as specified in the grant notice, and have a maximum term of ten years.

                           -    F19 -


                        EXOTICS.COM, INC.
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2000 AND 1999

NOTE 11 - STOCK OPTIONS (Continued)

         The Company's incentive stock option plan provides for the acceleration of exercisability of the options upon the occurrence of certain events relating to a change in control, merger, sale of assets or liquidation of the company (Accelerated Events) (see Note10).

         As of December 31, 2000, the Company has granted 370,000 options under this plan of which 270,000 of these options have an exercise price in excess of the fair value of the Common Stock as determined by a private placement memo. These options vest over a period of three years.

         Included  in  the  370,000 options are 100,000  cashless
         options that vest over a period of three years.   As  of
         December 31, 2000, the Company recognized compensation expense of $33,000 relating to the options.

         The Company's stock option plan provides for the acceleration of exercisability of the options upon the occurrence of certain events relating to a change in control, merger, sale of assets or liquidation of the company (Accelerated Events).

NOTE 12  -     OFFERING COSTS

          Offering costs consist primarily of commissions paid relating to additional equity financing.. The Company has entered into an agreement with a shareholder to raise up to 2,000,000 in additional equity and debt financing (see Note 3). In consideration, the shareholder will receive a commission at the rate of 10% of proceeds received payable in cash and up to 3,603,666 shares of the Company's common stock.

          During the year ended December 31, 2000, the Company incurred offering costs totaling $249,570 relating to the issuance of 557,663 shares of common stock. These costs were paid by issuing 216,220 shares of the Company's common stock valued at $198,000 and $51,570 payable in cash which is accrued for by the Company as of December 31, 2000.

          During the year ended December 31, 1999, the Company incurred offering costs totaling $10,000 relating to the issuance of 102,983 shares of common stock. These costs are payable in cash and are accrued for by the Company as of December 31, 2000 and 1999.


                             - F20 -



                        EXOTICS.COM, INC.
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2000 AND 1999

NOTE 13 - INCOME TAXES

          The components of the provision for income taxes are as
          follows:
                                           For The Years Ended
                                              December 31,
                                           ------------------
                                            2000         1999
                                         ---------    ----------
         Current Tax Expense
           U.S. Federal                      $    -        $    -
           State and Local                        -             -
                                          ---------     ---------
         Total Current                            -             -
                                          ---------     ---------
         Deferred Tax Expense
           U.S. Federal                           -             -
           State and Local                        -             -
                                          ---------     ---------
         Total Deferred                           -             -
                                          ---------     ---------
         Total Tax Provision
         (Benefit) from
          Continuing Operations              $    -        $    -
                                          =========     =========

          The reconciliation of the effective income tax rate to the Federal statutory rate is as follows for the years ended December 31, 2000 and 1999:

          Federal Income Tax Rate             ( 34.0)%
          Effect of Valuation Allowance          34.0%
                                              --------
          Effective Income Tax Rate               0.0%
                                              ========

          At  December  31,  2000 and 1999, the Company  had  net
          carryforward losses of approximately $2,017,000 and $770,000 respectively. Because of the current uncertainty of realizing the benefit of the tax carryforwards, a valuation allowance equal to the tax benefit for deferred taxes has been established. The full realization of the tax benefit associated with the carryforwards depends predominantly upon the Company's ability to generate taxable income during the carryforward period.

         Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:


                                            December 31,
                                          ----------------
                                         2000          1999
                                        -------      -------
          Deferred Tax Assets
            Loss Carryforwards          $           $
            Less: Valuation Allowance
                                        --------  -----------
          Net Deferred Tax Assets       $      -    $       -
                                        ========  ===========

                             - F21 -


                        EXOTICS.COM, INC.
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2000 AND 1999

NOTE 13 - INCOME TAXES (Continued)

          Net operating loss carryforwards expire starting in 2007 through 2019. Per year availability is subject to change of ownership limitations under Internal Revenue
          Code Section 382.

NOTE 14 - SUBSEQUENT EVENTS

      a) On   February   13,  2001,  Exotics  Acquisition   Corp.
          ("Acquisition"), was incorporated under the laws of the
          State  of  Nevada.   Acquisition has 25,000,000  shares
          authorized at a par value of $0.001 per share.

      b) Pursuant to a Share Purchase Agreement, Acquisition exchanged 6,928,308 shares of its common stock for shares of the Company's common stock. The exchange ratio was two shares of Acquisition's common stock for three shares of the Company's common stock. This Share Purchase Agreement was entered into in March 2001, but was not finalized until the closing on July 10, 2001 at which time a total of 90.15% of the shares of the Company's common stock were purchased by the issuance 6,928,308 shares of Acquisition's common stock.

      c) Pursuant to a Share Exchange Agreement, Exotics.com, Inc. ("Exotics NV"), a Nevada corporation formerly known as Hardrock Mines, Inc. ("Hardrock"), acquired 100% of the issued and outstanding shares of common stock of Acquisition from all of the shareholders, in exchange for a total of 7,742,000 shares of Exotics NV's common stock. No material relationship exists between the selling shareholders of Acquisition or any of its affiliates, any director or officer, or any associate of any such director or officer of Acquisition and Exotics NV. The consideration exchanged pursuant to the Agreement was negotiated between Acquisition and Exotics NV in an arm's-length transaction.

      d) During March 2001, the Company vacated its office lease and moved into smaller facilities. The agreement for early termination included the landlord keeping the security deposit. The Company is currently operating under new facilities on a month to month lease.

      e) During 2001, EAWN, LLC ("EAWN"), of which the Company is a 50% owner was formed. EAWN is a website that advertises adult entertainment services that is located throughout the Exotics network of websites. An employee of the Company has a 25% interest in EAWN.




                           -    F22 -


                        EXOTICS.COM, INC.
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 2000 AND 1999



NOTE 10 -SUBSEQUENT EVENTS (Continued)


      f) During a portion of August 2001, the New York Exotics website was not operational. The licensee is currently withholding a portion of its monthly license fee until it can determine the impact to its operations.

      g) On  September 8, 2001, Gary Thomas Votisek and  Earl  P.
          Gilbrech have resigned as directors of the Company and have been replaced by Barry Duggan and Ingo Muller.

















                             - F23 -





                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                           Exotics.com, Inc.


                           By: /s/ Firoz Jinnah
                              Firoz Jinnah, President

                           Date: September 24, 2001